CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Securities Fund of our reports dated September 15, 2026, relating to the financial statements and financial highlights of Fidelity Growth & Income Portfolio, Fidelity Leveraged Company Stock Fund, and Fidelity Small Cap Growth Fund; of our reports dated September 16, 2026, relating to the financial statements and financial highlights of Fidelity Small Cap Growth K6 Fund and Fidelity Small Cap Value Fund; of our reports dated September 18, 2026, relating to the financial statements and financial highlights of Fidelity Blue Chip Value Fund and Fidelity Dividend Growth Fund, which appear in Fidelity Securities Fund's Certified Shareholder Report on Form N-CSR for the year ended July 31, 2026. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 21, 2026